UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

Acrivon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Suite 100 Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 207-8979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2024, the Board of Directors of Acrivon Therapeutics, Inc. (the “Company”) appointed Ivana Magovcevic-Liebisch, Ph.D., J.D., as a director of the Company, effective February 8, 2024. A copy of the press release announcing the appointment of Dr. Magovcevic-Liebisch is attached as Exhibit 99.1 to this report.

There are no arrangements or understandings between Dr. Magovcevic-Liebisch and any other person pursuant to which Dr. Magovcevic-Liebisch was selected as a director. There are no transactions involving Dr. Magovcevic-Liebischthat would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment as a director of the Company, Dr. Magovcevic-Liebisch will enter into the Company’s standard indemnification agreement applicable to non-employee directors and will receive a stock option grant of 32,500 shares vesting over 3 years in monthly installments as well as cash compensation in accordance with the Company’s non-employee director compensation arrangements, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 1, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release of the Company, dated February 8, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Dated: February 8, 2024	By:	/s/ Peter Blume-Jensen
	Name:	Peter Blume-Jensen, M.D., Ph.D.
	Title:	Chief Executive Officer and President